UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 13, 2020

Penske Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		248-648-2500

Not Applicable
Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, par value $0.0001 per share	PAG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2020, at our 2020 Annual Meeting of Shareholders, our shareholders, upon the recommendation of our Board of Directors, approved the 2020 Equity Incentive Plan. The 2020 Equity Incentive Plan authorizes up to five million shares for equity awards and terminates upon the issuance of all awards unless our Board of Directors terminates it prior to that date. Incentive awards under the 2020 Equity Incentive Plan may be in the form of cash, stock options, stock appreciation rights, restricted stock, restricted stock units, performance compensation awards or common stock. If an incentive award expires, terminates or is forfeited without the issuance of shares, then such shares will again be available for grant under the 2020 Equity Incentive plan. However, shares that participants use to pay taxes or option exercise prices will not be recycled for new awards. Adjustments will be made in the aggregate number of shares that may be issued under the 2020 Equity Incentive Plan in the event of a change affecting shares of our common stock, such as a stock dividend or split, recapitalization, reorganization, or merger. No more than 1,000,000 shares may be allocated for incentive awards to any one participant during any single calendar year. A copy of the 2020 Equity Incentive Plan is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 5.02. A copy of the forms of Restricted Stock Agreement and Restricted Stock Unit Agreement are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated by reference to this Item 5.02.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Our 2020 Annual Meeting of Stockholders was held on May 13, 2020.  At the Annual Meeting, all measures were approved in accordance with the shareholder voting results noted below.

Proposal 1

The thirteen director nominees named in our proxy statement were elected, each for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified, based upon the following votes:

NOMINEE	FOR	WITHHELD	NON-VOTES
John Barr	64,690,242	9,146,353	3,307,941
Lisa Davis	73,534,255	302,341	3,307,941
Wolfgang Dürheimer	73,591,196	245,400	3,307,941
Michael Eisenson	72,874,939	961,657	3,307,941
Robert Kurnick, Jr.	72,906,285	930,311	3,307,941
Kimberly McWaters	64,701,528	9,135,068	3,307,941
Greg Penske	72,691,051	1,145,545	3,307,941
Roger Penske	72,663,522	1,173,074	3,307,941
Sandra Pierce	72,883,473	953,123	3,307,941
Greg Smith	63,997,617	9,838,979	3,307,941
Ronald Steinhart	64,685,847	9,150,749	3,307,941
Brian Thompson	72,071,529	1,765,066	3,307,941
Masashi Yamanaka	71,723,461	2,113,135	3,307,941

Proposal 2

The proposal to approve our 2020 Equity Incentive Plan was approved based upon the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
62,601,801	11,190,297	44,498	3,307,941

Proposal 3

The proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2020 was approved based upon the following votes:

FOR	AGAINST	ABSTAIN
76,487,892	645,160	11,485

Proposal 4

The proposal to approve, on an advisory basis, our executive compensation was approved based upon the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
73,126,015	614,202	96,379	3,307,941

Item 8.01 Other Events.

Dividend Announcement

On May 13, 2020, our Board of Directors determined to suspend the Company's quarterly dividend, as discussed more fully in the press release incorporated herein and attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

10.1 Penske Automotive Group, Inc. 2020 Equity Incentive Plan

10.2 Form of Restricted Stock Agreement

10.3 Form of Restricted Stock Unit Agreement

99.1 Press Release regarding Dividend

Exhibit Index

Exhibit No.	Description
10.1	Penske Automotive Group, Inc. 2020 Equity Incentive Plan
10.2	Form of Restricted Stock Agreement
10.3	Form of Restricted Stock Unit Agreement
99.1	Press Release regarding Dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

__, 2020
Penske Automotive Group, Inc.

May 13, 2020	By:	/s/ Shane M. Spradlin
Name: Shane M. Spradlin
Title: Executive Vice President